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                                  Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 33-71578) pertaining to the Employee New Stock Purchase Plan, as amended, the Registration Statement (Form S-8 Number 33-71580 and 33-35640) pertaining to the 1990 Amended and Restated Stock Option Plan, as amended, the Registration Statement (Form S-8 Number 33-71484) pertaining to the 1993 Stock Option Plan for Outside Directors, the Registration Statement (Form S-8 Number 33-17194) pertaining to the 1985 Restricted Value Stock Plan, as amended and the Registration Statement (Form S-2 Number 33-32979) pertaining to the Executive Supplemental Deferred Compensation Plan of Grubb & Ellis Company and Subsidiaries of our report dated March 29, 1994, with respect to the financial statements and schedules of Grubb & Ellis Company and Subsidiaries included in the Annual Report (Form 10-K/A (Amendment No. 3)) for the year ended December 31, 1993, filed with the Securities Exchange Commission.


                                        /s/ Ernst & Young


San Francisco, California
July 21, 1994